Exhibit 2.l
ARNOLD & PORTER LLP
202.942.5000
202.942.5999 Fax

555 Twelfth Street, NW
Washington, DC 20004-1206

January 6, 2014
American Capital Senior Floating, Ltd.
2 Bethesda Metro Center
Fourteenth Floor
Bethesda, MD 20814

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form N-2 (File No. 333-190357) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, $0.01 par value per share (“Common Stock”), with an aggregate public offering price of up to $270,000,000 (the “Shares”), of American Capital Senior Floating, Ltd., a Maryland corporation (the “Company”).
Up to 11,500,000 Shares (including Shares that may be issuable upon full exercise of an over-allotment option granted by the Company) are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc. and UBS Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 2.h to the Registration Statement (the “IPO Shares”), and up to 3,000,000 Shares are to be sold by the Company pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”), the form of which has been filed as Exhibit 2.e to the Registration Statement (the “Plan Shares”).
We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Plan, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Maryland. We are not admitted to the practice of law in Maryland and have not obtained any opinion from Maryland counsel.
Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement (as finally amended, including all necessary post-effective amendments) has been declared effective under the Securities Act and the Shares have been registered by the transfer agent and registrar for the Common Stock, the Shares, when delivered upon full payment of the agreed upon consideration therefor and issued and sold as described in such Registration Statement and in accordance with the terms and conditions of the Underwriting Agreement (in the case of IPO Shares) or the Plan (in the case of the Plan Shares), will be validly issued, fully paid and nonassessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Sincerely,

/s/ Arnold & Porter LLP